EXHIBIT 10.4

                     GUARANTY OF LEASES



     THIS GUARANTY, dated as of November 17, 1997, by
CAPSTAR HOTEL COMPANY, a Delaware corporation (the
"Guarantor"), for the benefit of WINN LIMITED PARTNERSHIP, a North Carolina limited partnership, and WINSTON HOTELS, INC.
(collectively, the "Lessor"), recites and provides:

                          RECITALS

     Simultaneously with the execution hereof, the Lessor and CapStar Winston Company, L.L.C., a Delaware limited liability company (the "Lessee"), have executed a certain First Amendment to Lease of even date herewith and contemplate subsequently executing a separate First Amendment to Lease in connection with a certain Asset Purchase Agreement dated as of October 29, 1997 by and among the Guarantor, CapStar Management Company, L.P., a Delaware limited partnership, Winston Hospitality, Inc., a North Carolina corporation, Robert W. Winston, III and John B. Harris (which amendments, together with the underlying leases, are hereinafter referred to collectively as the "Leases") for the lease of various parcels of land, together with all appurtenances thereto, improvements thereon and intangible and tangible personal property, and more particularly described in the Leases (the "Leased Premises"). It is also contemplated that Lessor and Lessee may enter into additional hotel leases in the future ("Future Leases"). To the extent the Guarantor confirms in writing that the obligations under any Future Leases are guaranteed hereby, the terms "Leases" and "Leased Property" shall also include, respectively, such Future Leases and the various parcels of land, together with all appurtenances thereto, improvements thereon and intangible and tangible personal property more particularly described in such Future Leases.

     The Lessee is an indirect subsidiary of the Guarantor. As a condition to executing the Leases, the Lessor has required the Guarantor to guarantee the prompt and full payment of rent and all other amounts payable to the Lessor under the Leases, and the prompt and complete performance of all covenants contained in the Leases on the Lessee's part to be performed, subject to the limitations set forth herein. Because of the substantial economic benefits accruing to the Guarantor by virtue of the Lessor leasing the Leased Premises to the Lessee, the Guarantor desires to guarantee such payment and performance, all on the following terms and conditions.

                          GUARANTY

     NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby represents, warrants and agrees as follows, intending to be legally bound:

                          ARTICLE 1
                       REPRESENTATIONS
               AND WARRANTIES OF THE GUARANTOR

     Section 1.1.   The Guarantor makes the following
representations and warranties, upon each of which the Lessor, its successors and assigns are entitled to rely and have relied:

     Section 1.2. No Conflicts; Defaults. The execution and delivery of this Guaranty and the performance by the Guarantor of its obligations hereunder and the consummation of the transactions contemplated herein are within the corporate powers of the Guarantor and will not conflict with or constitute a breach of the Guarantor's certificate of incorporation or by-laws. Except for consents and approvals obtained by Guarantor, true, correct and complete copies of which have been delivered by the Guarantor to the Lessor prior to the execution and delivery of this Guaranty, neither the execution, acknowledgment and delivery of, nor the performance of its obligations under, this Guaranty, will conflict with or violate, or constitute a default or require any consent or waiver under, any material provision of any mortgage, deed of trust, evidence of indebtedness, order, decree or agreement to which the Guarantor is a party or by which it or any substantial part of its property is bound.

     Section 1.3. Enforceability. This Guaranty is a legal, valid and binding instrument enforceable against the Guarantor in accordance with its terms, as the same may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting creditors' rights generally and general remedies of equity.

     Section 1.4. Representations and Warranties. The Guarantor has made its own independent investigation of the financial condition and affairs of the Lessee and has reviewed the Leases, including the rent terms thereof, prior to entering into this Guaranty and will continue to make its appraisal of the creditworthiness of the Lessee, and in entering into this Guaranty Guarantor has not relied upon any representation of the Lessor as to the financial condition, operation or creditworthiness of the Lessee or with respect to any other matter. The Guarantor agrees that the Lessor shall have no duty or responsibility now or hereafter to make any investigation or appraisal of the Lessee on behalf of the Guarantor or to provide the Guarantor with any credit or other information which may come to the Lessor's attention.

     Section 1.5. Litigation; Violations of Law. There are no actions, suits or proceedings of a material nature pending or threatened in writing against or affecting the Guarantor which would have a material adverse effect if adversely decided, and no event has occurred (including, without limitation, the execution, acknowledgment and delivery of this Guaranty and the consummation of the transactions contemplated hereby) which will violate, be in conflict with, result in the breach of or constitute (with or without notice or the passage of time, or both) a default under any judicial decision, statute, ruling, direction, rule, regulation, permit, certificate or ordinance of any governmental authority in any way applicable to the Guarantor which would have a material adverse effect on Guarantor. The Guarantor is not in default with respect to any judgment, order, writ, injunction, decree or demand of any court, arbitrator, administrative agency or other governmental or quasi-governmental authority which would have a material adverse effect on Guarantor.

     Section 1.6. Information. All information filed by the Guarantor with the Securities and Exchange Commission is true and complete in all material respects and fully and accurately presents the financial condition of the Guarantor as of the dates thereof; such information does not omit any statement of material fact that would make such information misleading; and no material adverse change has occurred in the financial condition reflected therein or the Guarantor's business since the dates thereof or the most recent filing.

     Section 1.7.   Insolvency Matters.  No bankruptcy,
reorganization, arrangement, readjustment of debt, insolvency or other proceeding has been commenced or threatened in writing by or against the Guarantor or consented to or acquiesced in by the Guarantor, and no material judgment has been entered against the Guarantor which has not been satisfied or otherwise discharged.

     Section 1.8. Organization. The Guarantor is a corporation duly organized, validly existing and subsisting under the laws of the State of Delaware and has the power to enter into this Guaranty and to perform its obligations hereunder and by proper corporate action has duly authorized the execution and delivery of this Guaranty and the performance of its obligations hereunder.

     Section 1.9.   Taxes.  All material tax returns and
reports required by law to be filed by the Guarantor have been duly filed, and no taxes, assessments, contributions, fees or other governmental charges upon it or any of its assets or income which are due and payable thereon are delinquent, except to the extent such taxes, assessments, contributions, fees or charges are being contested in good faith and by proper proceedings and against which appropriate reserves are being maintained or where failure to pay would not have a material adverse effect.

     Section 1.10.  Cross Default.  The Guarantor
acknowledges and agrees that a default under the Leases with respect to one of the Leased Premises shall constitute a default under the Leases with respect to all of the Leased Premises, and the Leases may be cross defaulted with other leases guaranteed by the Guarantor.

                          ARTICLE 2
                 COVENANTS OF THE GUARANTOR


     Section 2.1.   Definitions.
(a) The term "Obligations" shall mean all obligations, agreements, covenants, conditions and liabilities of the Lessee set forth in the Leases and shall include all amounts due and to become due from the Lessee to the Lessor under the Leases, whether such amounts are direct or indirect, fixed or contingent, or liquidated or unliquidated obligations of the Lessee including, without limitation, base rent, percentage rent, additional charges, indemnification payments, damages, interest, service, finance and other charges, the Lessor's fees, impositions required to be paid by the Lessee, and other sums, charges, costs of collection, attorneys' fees and expenses, other expenses of the Lessor due it under the Leases and amounts advanced by the Lessor to discharge obligations of the Lessee, whether such amounts are from time to time reduced, thereafter increased or entirely extinguished and thereafter reincurred.

          (a)                      (b) The term "Lessee," as
used herein, shall mean any successor in interest, assignee, or transferee of Lessee's interest under the Leases.

     Section 2.2.   Guaranty of Payment and Performance.
The Guarantor hereby unconditionally and absolutely guarantees to the Lessor the prompt and full payment of and the prompt and complete performance of all Obligations of the Lessee to the Lessor, under and in accordance with the terms and conditions hereof.

     Section 2.3. Notwithstanding the aggregate amount of the Obligations at any time or from time to time payable by the Lessor to Lessee, and notwithstanding any other provision in this Guaranty to the contrary, the liability of the Guarantor to Lessor hereunder shall not exceed the principal sum of Twenty Million Dollars ($20,000,000) in the aggregate less amounts paid by the Guarantor hereunder in respect of such principal sum; provided that whenever, at any time, or from time to time, Guarantor shall make any payment to Lessor on account of its liability hereunder, it will notify Lessor in writing that such payment is made under this Guaranty for such purpose. The Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of the Guarantor hereunder without impairing this Guaranty or affecting the rights and remedies of Lessor hereunder. No payment or payments made by any Person or received or collected by Lessor by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments, remain liable for the amount of the Obligations until the Obligations are paid and performed in full (but subject to the limitations provided in this paragraph).

     Section 2.4.   Nature of Guaranty.  This is a guaranty
of payment and not merely of collection. The undersigned waives any rights of the undersigned pursuant to North
Carolina General Statute Section 26-7 or any similar or subsequent law.

     Section 2.5. Enforcement of Guaranty in First Instance. The Lessor may collect the amount of the Obligations, or any part thereof, from the Guarantor without first exercising its rights against the Lessee, any other guarantor or any collateral that the Lessor may hold or have access to, and the Guarantor hereby waives any right to require the Lessor to attempt, by bringing any action or proceeding against Lessee or otherwise, to collect the amount of the Obligations or any part thereof from the Lessee or any other guarantor or to attempt to realize upon any collateral that the Lessor may hold or have access to before enforcing the obligations of the Guarantor hereunder.

     Section 2.6.   Lessor's Election to Perform
Obligations. After a default by the Lessee in the performance of one or more of the Obligations and the expiration of any notice and cure period expressly provided for in the Leases, the Lessor, at its option, may elect to perform or cause to be performed any or all of the Obligations without first exercising its rights against the Lessee, any other guarantor or any collateral that the Lessor may hold or have access to, and the Guarantor hereby waives any right to require the Lessor to attempt, by bringing any action or proceeding against Lessee or otherwise, to collect the amount of the Obligations or any part thereof from the Lessee or any other guarantor or to attempt to realize upon any collateral that the Lessor may hold or have access to before performing or causing the performance of any of the Obligations or enforcing the obligations of the Guarantor hereunder.

     Section 2.7. No Subrogation or Contribution. Until all of the Obligations have been paid in full and have been duly and punctually performed, the Guarantor shall not be subrogated to any right of the Lessor against the Lessee, any other guarantor or any collateral, and any moneys, property or other consideration received, after a default by the Lessee under the Leases, by the Guarantor from the Lessee prior to payment and performance in full of the Obligations by the Lessee shall be held in trust for the Lessor and shall be paid or transferred to the Lessor upon demand therefor. The Guarantor agrees that it will not assert any right of contribution against any other guarantor of the Obligations, whether the obligations of such other guarantor are evidenced by this Guaranty or other agreement, until such time as all of the Obligations have been paid and performed in full to the Lessor.

     Section 2.8.   Waiver of Defenses.

          (a) The Guarantor hereby: (i) waives notice of acceptance of this Guaranty; (ii) waives presentment, demand, notice of dishonor, protest and notice of protest;
(iii) agrees that the Obligations or any part thereof may be renewed, extended, accelerated, modified, compromised or delegated and that any collateral or other security held for the payment and performance of the Obligations may be released, exchanged, sold, applied or otherwise dealt with by the Lessor without notice to the Guarantor and without thereby releasing the Guarantor from any obligation under this Guaranty; (iv) waives notice of the financial condition or other status of the Lessee and any other party obligated for the payment or performance of the Obligations; and
(v) waives the benefit of the homestead exemption as to its obligations set forth herein. This Guaranty is intended to be a full and complete guaranty and indemnity to the Lessor to the extent of and for any Obligations and to be valid and enforceable without other or further notice to the Guarantor. The liability of the Guarantor is absolute and unconditional and is not conditioned or contingent upon any other party signing this Guaranty or the obtaining of any security upon any of the Obligations or the obtaining of the guaranty of any other party upon any of the Obligations or any other matter.

          (b) The Guarantor further acknowledges that this Guaranty and the Guarantor's obligations under this Guaranty are and shall at all times be valid and enforceable irrespective of (i) any assignment of sublease of the Leases or (ii) the filing of a petition or the commencement of a case with respect to the Lessee or the Guarantor under Title 11 of the United States Code, as now constituted or hereafter amended (the "Bankruptcy Code"), or under any other applicable Federal or state bankruptcy, insolvency or similar law, or any modification, impairment, abatement, reduction, release, limitation, restructure, reinstatement or cure, in whole or in part, of the Obligations pursuant to an order by a bankruptcy court or other court of competent jurisdiction in any action, case or proceeding brought under the Bankruptcy Code or under any other applicable Federal or state bankruptcy, insolvency or similar law (including, but not limited to any stay imposed pursuant to section 362 of the Bankruptcy Code), it being expressly acknowledged and agreed by the Guarantor that if any such modification, impairment, abatement, reduction, release, limitation, restructure, reinstatement or cure, in whole or part, is so ordered in any such action, case or proceeding, the Guarantor's obligations under this Guaranty will nevertheless continue to be determined as if such order had not been issued (i.e., as if the Lessee were still obligated to pay, perform and observe the Obligations strictly in accordance with the terms, covenants and provisions of the Leases as in existence prior to the issuance of any such order).

          (c) The Guarantor absolutely, unconditionally and irrevocably waives any and all right to assert any setoff, counterclaim or crossclaim of any nature whatsoever with respect to this Guaranty or the obligations of the Lessee or any other person or party relating to this Guaranty or the obligations of the Guarantor hereunder or otherwise with respect to the Leases in any action, case or proceeding brought by the Lessor to enforce the obligations of the Guarantor under this Guaranty (provided, however, that the foregoing provisions of this sentence shall not be deemed a waiver of the right of the Guarantor to assert any compulsory counterclaim in any such action, case or proceeding brought by the Lessor in any state court if such counterclaim is compelled under local law or rule or procedure, or in a court of the United States, nor shall the foregoing provisions of this sentence be deemed a waiver of the right of the

Guarantor to assert any claim which would otherwise constitute a defense, setoff, counterclaim or crossclaim of any nature whatsoever against the Lessor in any separate action, case or proceeding brought by the Guarantor against the Lessor).

          (d) The Guarantor acknowledges that no oral or other agreements, understandings, representations or warranties exist with respect to this Guaranty or with respect to the obligations of the Guarantor under this Guaranty, except those specifically set forth in this Guaranty, and that this Guaranty sets forth the entire agreement and understanding of the Guarantor and the Lessor.

     Section 2.9. Releases. The Lessor shall have the right to waive its rights against and to release any guarantor or other person or entity that is liable for payment or performance of the Obligations without affecting
(a) the enforceability of this Guaranty against the Guarantor or (b) any other right or remedy that the Lessor may have against the Guarantor.

     Section 2.10. Costs and Expenses. The Guarantor hereby agrees to pay to the Lessor all costs and expenses, including court costs and reasonable attorneys' fees and expenses, incurred by the Lessor in seeking to enforce, any of the obligations of the Guarantor hereunder; provided, however, that in the event of any litigation commenced by Lessor which proceeds to a judicial conclusion, Lessor shall only be entitled to recovery of attorney's fees in the event the Lessor is the prevailing party in such litigation.

     Section 2.11. Bankruptcy. In the event that any part of the Obligations is collected by the Lessor and because of bankruptcy or other laws relating to debtors' relief such payment is set aside as a voidable preference or fraudulent conveyance or the Lessor is otherwise required to repay all or any portion of the amount so collected to the Lessee or to any trustee, receiver or otherwise, then this Guaranty shall continue in full force and effect with regard to such sums or, if previously terminated, shall be reinstated without further act or instrument and shall thereafter remain in full force and effect, as though such payment had not been made or such termination had not occurred (as the case may be), and the amount or amounts so repaid shall become part of the Obligations and shall be guaranteed hereby. In the event an action, case or proceeding is filed or commenced under the Bankruptcy Code or under any other applicable Federal or state bankruptcy, insolvency or similar law in regard to the Lessee or an action, case or proceeding is otherwise commenced for the benefit of the creditors of the Lessee, this Guaranty shall at all times thereafter remain effective in regard to any payments or other transfers of assets to the Lessor received from or on behalf of the Lessee under or in respect of the Obligations which are held voidable on the grounds of preference, fraudulent conveyance or otherwise, whether or not the Obligations have been paid in full or any of the Obligations have been discharged or released.

     Section 2.12. Application of Proceeds. All payments, whether voluntary or involuntary, received from the Lessee or on account of the Obligations from any other source, including income from and amounts realized on security and appropriated bank balances, may be applied by the Lessor toward the payment of the Obligations and in such order of application as the Lessor may from time to time elect.

     Section 2.13.  Required Notifications.  The Guarantor
will promptly inform the Lessor in writing upon the commencement of any proceedings by or against the Guarantor under any applicable bankruptcy, reorganization, liquidation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, trustee or other similar official is sought to be appointed for the Guarantor or any of its assets.

     Section 2.14. Survivability. The obligations of the Guarantor contained herein shall survive the expiration or earlier termination of the Leases until payment in full and complete performance of all of the Obligations which survive the termination of the Leases. Further, no expiration or termination of the Leases, by operation of law or otherwise, and no re-entry, repossession or removal pursuant to the Leases or otherwise, and no re-letting of the premises under the Leases shall relieve the Guarantor of its liabilities and obligations which arise during the term of the Leases, all of which shall survive such expiration, termination, re-entry, repossession, removal or re-letting. The obligations of the Guarantor contained herein shall survive any assignment of the Leases or sublease of the Leased Premises and any changes in control of the Lessee or Lessor.

     Section 2.15. Existence, etc. So long as any Obligations are outstanding, the Guarantor: (a) shall maintain its corporate existence and shall not dissolve; (b) shall not sell all or substantially all of its assets unless it shall receive reasonably equivalent value therefor; and
(c) shall not merge with or into another corporation or entity unless such surviving corporation or entity is obligated to perform the obligations of the Guarantor hereunder, and if requested assumes such obligations in a writing reasonably satisfactory to Lessor.


                          ARTICLE 3
                 EVENTS OF DEFAULT; REMEDIES

     Section 3.1. Events of Default. Any of the following occurrences or acts shall constitute an "Event of Default" under this Guaranty:

          (a) If the Guarantor shall fail to pay any sum, as and when required to be paid hereunder following any applicable grace period.

          (b) If any representation or warranty made by the Guarantor contained in this Guaranty or any officer's certificate, notice, certificate, demand or request delivered hereunder or in connection herewith shall be false or misleading in any material respect as of the date made or deemed to have been made.

          (c) If the Guarantor fails to perform or observe in any material respect any covenant, term or condition contained in this Guaranty (other than a failure described in subparagraphs 3.1(a) or (b) above or an Event of Default described below) and such failure continues for more than 30 days after the Guarantor's receipt of notice thereof from the Lessor.

          (d) If the Guarantor shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any federal or state law, or shall be adjudicated a bankrupt or become insolvent or shall make a general assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due, or if a petition proposing the adjudication of the Guarantor as a bankrupt or its reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law shall be filed in any court and the Guarantor shall consent to or acquiesce in the filing thereof or such petition shall not be discharged within 60 days after the filing thereof.

          (e) If a receiver, trustee or liquidator of the Guarantor, or of all or substantially all of the assets of the Guarantor, shall be appointed in any proceeding brought by the Guarantor, or if any such receiver, trustee or liquidator shall be appointed in any proceeding brought against the Guarantor and shall not be discharged within 60 days after such appointment, or if the Guarantor shall consent to or acquiesce in such appointment.

     Section 3.2.   Remedies.  Upon the occurrence of an
Event of Default, the Lessor shall have all the rights and remedies available at law or in equity for purposes of enforcing its rights under this Guaranty.


                          ARTICLE 4
                  MISCELLANEOUS PROVISIONS


     Section 4.1.   Governing Law.  This Guaranty, the
rights of the Lessor and the obligations of the Guarantor shall be governed by and construed in accordance with the laws of the State of North Carolina (excluding, however, those dealing with conflicts of law) except to the extent that such laws are preempted by United States federal law, in which case such federal law shall govern.


     Section 4.2.   Successors and Assigns.  The
representations, warranties, covenants and conditions set forth herein shall be binding upon the administrators, representatives and permitted successors and assigns of the Guarantor and shall inure to the benefit of the Lessor, its successors and assigns.


     Section 4.3. Notices. All notices, requests, demands and other communications with respect hereto shall be in writing and shall be delivered by hand or sent prepaid by Federal Express (or a comparable overnight delivery service) at the following addresses:

          If to the Lessor, to:

               WINN Limited Partnership
               2209 Century Boulevard
               Suite 310
               Raleigh, North Carolina   27612
               Attention:  __________________

          If to the Guarantor, to:

               CapStar Hotel Company
               1010 Wisconsin Avenue, N.W.
               Washington, D.C.   20007
               Attention:  Chief Executive Officer

               with a copy to:

               DeCampo, Diamond & Ash
               805 Third Avenue
               Sixth Floor
               New York, New York  10022
               Attention:  William H. Diamond, Esq.

Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made, as the case may be, upon the earlier of the date it is actually received or (a) on the business day after the day on which it is delivered by hand, (b) on the business day after the day on which it is properly delivered to Federal Express (or a comparable overnight delivery service) or (c) on the third business day after the day on which it is deposited in the United States mail. Any addressee may change its address by notifying the other addressees of the new address in any manner permitted by this Section.


     Section 4.4.   Captions; Gender; Number.  The captions
hereof are for convenience of reference only and shall neither limit nor enlarge the provisions hereof.
Page 11

All pronouns used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders.
The singular shall include the plural and vice versa unless the context requires otherwise.

     Section 4.5.   Severability.  If any provision of this
Guaranty, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of the provisions hereof, or the application thereof to other persons or circumstances, shall not be affected thereby, and each provision hereof shall be valid and enforceable to the fullest extent permitted by law.

     Section 4.6.   Amendments.  No provision of this
Guaranty may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought. No subsequent guaranty by the Guarantor or any other person with respect to the Obligations shall be deemed in lieu of or to supersede this Guaranty, but such guaranty shall be construed as an additional or supplementary guaranty unless otherwise expressly provided for in such subsequent guaranty.
Furthermore, this Guaranty shall be construed to be an additional or supplementary guaranty to any guaranty previously executed by the Guarantor or any other guarantor of the Obligations and shall not terminate any prior guaranty unless such termination is expressly provided for herein.

     Section 4.7. Service of Process. The Guarantor hereby agrees that any suit, action or proceeding arising out of or relating to this Guaranty may be instituted in the United States District Court for the Eastern District of North Carolina, at the option of the Lessor; and the Guarantor hereby waives any objection which it may have to the laying of the venue of any such suit, action or proceeding and irrevocably submits to the jurisdiction of either such court in any such suit, action or proceeding.

     Section 4.8. Joint and Several Obligations. Subject to Section 2.2 hereof, the obligations guaranteed hereunder, the obligations of the Guarantor hereunder shall be joint and several with respect to (a) the Lessee, and (b) each and any other guarantor or obligor of the Lessee's obligations under the Leases which guarantor or obligor is an affiliate of the Guarantor, and the Lessor may demand and exercise its rights and remedies hereunder and/or thereunder against any such guarantors or obligors separately, or all or any of them together, at Lessor's option.

     Section 4.9.   Third Party Beneficiary.  Winston
Hotels, Inc., a North Carolina corporation and parent company of the general partner of the Lessor, shall be deemed a third party beneficiary of this Guaranty and shall have the right to enforce the terms of this Guaranty to the same extent as the Lessor.

Page 12

     Section 4.10.  Counterparts.  This Guaranty may be
executed in several counterparts, each of which shall be an original and all of which together shall constitute one and the same agreement.

      [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


Page 13

     IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the date first above written.


                              CAPSTAR HOTEL COMPANY,
                              a Delaware corporation


[CORPORATE SEAL]              By:  /s/ WILLIAM DRISCOLL
                                 ---------------------------
                                 Name:  William Driscoll
Attest:    /s/                   Title:    Vice President
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Assistant Secretary